UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 28, 2017

Date of Report (Date of earliest event reported)

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550 Rockville. Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 28, 2017, Sucampo Pharmaceuticals, Inc. (“Sucampo”) received notification from the U.S. Food and Drug Administration (“FDA”) that it has extended the Prescription Drug User Fee Act (PDUFA) goal date by three months for the supplemental New Drug Application (sNDA) for lubiprostone (AMITIZA®) in children aged 6 to 17 years with pediatric functional constipation.

Sucampo recently submitted information related to this sNDA to the FDA in response to the FDA’s request. Given the substantial amount of information submitted, the FDA determined that the submission constituted a major amendment and extended the user fee goal date to allow time for a full review. The extended user fee goal date is April 28, 2018. Sucampo appreciates the opportunity to provide additional data to aid the FDA in determining the benefits AMITIZA may provide this patient population.

The FDA previously granted Priority Review status to the filing, which is designated for drugs that may offer major advances in treatment or provide a treatment where no adequate therapy exists.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Dated: January 2, 2018

	By:	/s/ Alex Driggs
Alex Driggs
General Counsel & Corporate Secretary